UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 26, 2007


                            FIRSTFED FINANCIAL CORP.
                            ------------------------
             (Exact name of registrant as specified in its charter)



       Delaware                1-9566                    95-4087449
       --------                ------                    ----------
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)



401 Wilshire Boulevard, Santa Monica, California,           90401-1490
-------------------------------------------------           ----------
     (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (310) 319-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02  Results of Operations and Financial Condition.

     On January 26, 2007, the registrant, FirstFed Financial Corp., issued a press release setting forth the Company's fourth quarter 2006 earnings. A copy of this press release is attached and incorporated herein as Exhibit 99.1.

ITEM 9.01  Financial Statements and Exhibits.

      (d)  Exhibits:

           Exhibit 99.1 - Press Release dated January 26, 2007, regarding results for the fourth quarter 2006.

                             S I G N A T U R E S

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            FIRSTFED FINANCIAL CORP.



Dated: January 26, 2007                 By:  /s/ Douglas J. Goddard
                                                 ----------------------
                                                 Douglas J. Goddard
                                                 Chief Financial Officer

                                  Exhibit 99.1

             FIRSTFED REPORTS RESULTS FOR THE FOURTH QUARTER OF 2006

     Santa Monica, California, January 26, 2007 -- FirstFed Financial Corp. (NYSE-FED), parent company of First Federal Bank of California, today announced net income of $33.4 million or $1.97 per diluted share of common stock for the fourth quarter of 2006 compared to net income of $32.1 million or $1.90 per diluted share for the third quarter of 2006 and $28.2 million or $ 1.67 per diluted share of common stock for the fourth quarter of 2005. The increase in net income during the fourth quarter of 2006 compared to the third quarter of 2006 resulted primarily from higher net interest income and additional gain on the sale of loans.

     Although average interest-earning assets for the fourth quarter of 2006 decreased 6% compared to the third quarter of 2006 and 5% compared to the fourth quarter of 2005, net interest income for the fourth quarter of 2006 increased 4% over the third quarter and 11% over the fourth quarter of last year. The interest rate spread increased to 2.90% during the fourth quarter of 2006 from 2.68% during the third quarter of 2006 and 2.59% during the fourth quarter of 2005. Loan prepayment fees, included as part of the yield on loans, increased to $7.9 million during the fourth quarter of 2006 from $7.4 million during the third quarter of 2006 and $7.6 million during the fourth quarter of 2005.

     Due to an increase in loans originated for sale, gain on sale of loans increased to $2.4 million during the fourth quarter of 2006 from $1.8 million during the third quarter of 2006 and $139 thousand during the fourth quarter of 2005. Loans sold increased to $161.8 million during the fourth quarter of 2006 compared to $134.5 million during the third quarter of 2006 and $12.8 million during the fourth quarter of 2005.

     Net income for the year ended December 31, 2006 increased to $129.1 million or $7.64 per diluted share of common stock compared to $91.7 million or $5.43 per diluted share of common stock for 2005. Net interest income increased 23% during 2006 compared to 2005 due to an 11% increase in average interest-earning assets and a 0.17% increase in the net interest margin. For 2006, loan prepayment fees totaled $30.4 million compared to $20.5 million for 2005. Also, gain on sale of loans increased to $6.2 million during 2006 compared to $125 thousand during 2005. Loans sold increased to $481.6 million during 2006 compared to $12.8 million during 2005.

     Loan originations were $365 million for the fourth quarter and $2.2 billion for the year ended December 31, 2006. This compares with originations of $1.1 billion for the fourth quarter of 2005 and $4.8 billion for the prior year.

     Loan payoffs and principal reductions totaled $831.8 million for the fourth quarter and $2.8 billion for the year ended December 31, 2006. These levels compare to loan payoffs and principal reductions of $635.2 million and $2.0 billion for the comparable periods in the prior year. Based on the loan sales mentioned above and the high level of loan payoffs during the year, the Company's total assets decreased to $9.3 billion at the end of 2006 from $10.1 billion at the end of the third quarter and $10.5 billion at the end of 2005.

     Single family loans comprised 89% and 88% of loan originations during the fourth quarter and year ended 2006 compared to 93% and 90% of loan originations during the same periods of 2005.

     Negative amortization, which results when unpaid interest earned by the Bank is added to borrowers' loan balances, totaled $215.8 million at December 31, 2006, and was $62.6 million at December 31, 2005. Negative amortization increased by $38.0 million during the fourth quarter of 2006 and $153.2 million for the year ended December 31, 2006. Negative amortization has increased over the last two years due to an increase in short-term interest rates.

     The portfolio of single family loans with a one-year fixed monthly payment totaled $4.6 billion at both December 31, 2006 and December 31, 2005. The portfolio of single family loans with three-to-five year fixed monthly payments totaled $1.8 billion at December 31, 2006 and $2.7 billion at December 31, 2005. Due to interest rate increases during 2006, negative amortization as a percentage of all single family loans with fixed payment periods in the Bank's portfolio totaled 3.44% at December 31, 2006 compared to 0.86% as of December 31, 2005.

     A $3.0 million loan loss provision was recorded during the fourth quarter of 2006, the same as the third quarter of 2006 and less than the $4.0 million recorded during the fourth quarter of 2005. A loan loss provision of $12.4 million was recorded for the year of 2006 compared with $19.8 million for the prior year. Net loan charge-offs totaled $90 thousand and $190 thousand for the fourth quarter and year of 2006. This compares with net loan charge-offs of $36 thousand and $1.4 million recorded during the comparable periods in 2005. The ratio of non-performing assets to total assets was 0.21% at the end of 2006 compared with 0.05% at the end of 2005.

     Loan servicing and other fees were $723 thousand and $2.6 million for the fourth quarter and year ended December 31, 2006, respectively, compared to $652 thousand and $1.3 million for the same periods of 2005. The improvement in 2006 was due to increases in appraisal fee income and brokered loan fees. Real estate operations resulted in a small net loss for the fourth quarter of 2006 and year ended 2006 due to write downs on foreclosed properties. A small loss was also recorded for the fourth quarter of 2005, but a $2.0 million gain on real estate operations was recorded during 2005 resulting from gains recorded upon the sale of real estate acquired by the enforcement of judgments.

     Non-interest expense was $19.8 million and $77.4 million for the fourth quarter and the year of 2006 compared to $18.2 million and $73.5 million for the same periods of 2005. The increase in operating expenses during 2006 is due to salary increases, higher regulatory assessments and increased occupancy costs related to new branch locations. As a result of these increases and a decrease in average total assets, the ratio of non-interest expense to average total assets increased to 0.82% during the fourth quarter of 2006 from 0.72% during the fourth quarter of 2005 .On a year-to-date basis, the ratio of non-interest expense to average total assets for 2006 was 0.76% compared to 0.81% for 2005.

     The Bank's risk-based capital ratio was 17.53% at December 31, 2006 and its core and tangible capital ratios were 8.49%.

     In connection with the adoption of SEC Staff Accounting Bulletin No. 108 during the fourth quarter of 2006, the Bank changed its practice for recording dividends on Federal Home Loan Bank stock and adjusted its liabilities for accrued income taxes and pension costs as of December 31, 2005. These changes resulted in a $2.5 million increase in retained earnings as of December 31, 2005. If the Bank had continued to follow its previous practice of recording dividends on FHLB stock, interest on investments for the fourth quarter and year of 2006 would have been $432 thousand and $613 thousand lower, respectively.

     There were no repurchases of common stock during 2006 or 2005. Shares eligible for repurchase under the Company's stock repurchase program totaled 1,472,079 as of January 25, 2007.

     First Federal Bank of California operates 32 retail banking offices in Southern California. In keeping with the Bank's retail branch expansion plan, one new retail branch was opened in February of 2006 and another was opened in June of 2006. The Bank plans to open one new branch in February of 2007 and at least one additional branch during the remainder of 2007. The Bank operates 6 lending offices in both Southern and Northern California.

     This news release contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to various factors, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. Such factors include, but are not limited to, the general business environment, interest rate fluctuations that may affect operating margin, changes in laws and regulations affecting the Company's business, the California real estate market, and competitive conditions in the business and geographic areas in which the Company conducts its business and regulatory actions. In addition, these forward-looking statements are subject to assumptions as to future business strategies and decisions that are subject to change. The Company makes no guarantees or promises regarding future results and assumes no responsibility to update such forward-looking statements.

      Contact: Douglas Goddard, Executive Vice President
               (310) 319-6014

                          KEY FINANCIAL RESULTS FOLLOW

                            FIRSTFED FINANCIAL CORP.
                                 AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                    (Dollars in thousands, except share data)
                                   (Unaudited)

                                                  December 31,     December 31,
                                                     2006             2005
                                                  ------------     -----------

ASSETS

Cash and cash equivalents                        $     151,090    $     93,192
Investment securities, available-for-sale (at
  fair value)                                          311,850         294,017
Mortgage-backed securities,
  available-for-sale (at fair value)                    57,197          74,254
Loans receivable, held-for-sale (fair value
  of $143,141 and $2,893)                              140,860           2,873
Loans receivable, net of allowance for loan
  loss of $109,768 and $97,558                       8,376,592       9,678,260
Accrued interest and dividends receivable               54,812          46,750
Real estate owned                                        1,094              --
Office properties and equipment, net                    16,569          15,759
Investment in Federal Home Loan Bank (FHLB)
  stock, at cost                                       118,979         205,696
Other assets                                            66,544          44,860
                                                   -----------      ----------
                                                 $   9,295,587    $ 10,455,661
                                                   ===========      ==========


LIABILITIES

Deposits                                         $   5,889,881    $  4,371,657
FHLB advances                                        1,490,000       4,155,500
Securities sold under agreements to repurchase         978,448       1,163,684
Senior debenture                                       100,000         100,000
Accrued expenses and other liabilities                 132,543          91,434
                                                   -----------      ----------
                                                     8,590,872       9,882,275
                                                   -----------      ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, par value $.01 per share;
  authorized 100,000,000 shares;
  issued 23,842,934 and 23,761,825 shares;
  outstanding 16,648,338 and 16,567,229 shares             238             238
Additional paid-in capital                              49,610          44,147
Retained earnings - substantially restricted           772,537         643,447
Unreleased shares to employee stock ownership
  plan                                                  (2,050)         (1,104)
Treasury stock, at cost 7,194,596 shares              (113,776)       (113,776)
Accumulated other comprehensive (loss)
  earnings, net of taxes                                (1,844)            434
                                                   -----------      ----------
                                                       704,715         573,386
                                                   -----------      ----------
                                                 $   9,295,587    $ 10,455,661
                                                   ===========      ==========

                            FIRSTFED FINANCIAL CORP.
                                 AND SUBSIDIARY
        CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE EARNINGS
                 (Dollars in thousands, except per share data)
                                   (Unaudited)

                                             Three months ended        Twelve months ended
                                                 December 31,              December 31,
                                           -----------------------   -----------------------
                                              2006         2005         2006         2005
                                           ----------   ----------   ----------   ----------

Interest income and dividend income:
   Interest on loans                      $   173,949  $   146,445  $   682,716  $   471,725
   Interest on mortgage-backed
     securities                                   740          697        2,899        2,825
   Interest and dividends on
     investments                                6,454        4,950       27,007       16,556
                                            ---------    ---------    ---------    ---------
     Total interest income                    181,143      152,092      712,622      491,106
                                            ---------    ---------    ---------    ---------

Interest expense:
   Interest on deposits                        67,503       32,914      220,932       97,857
   Interest on borrowings                      38,061       50,914      194,118      151,333
                                            ---------    ---------    ---------    ---------
     Total interest expense                   105,564       83,828      415,050      249,190
                                            ---------    ---------    ---------    ---------

Net interest income                            75,579       68,264      297,572      241,916
Provision for loan losses                       3,000        4,000       12,400       19,750
                                            ---------    ---------    ---------    ---------

Net interest income after
   provision for loan losses                   72,579       64,264      285,172      222,166
                                            ---------    ---------    ---------    ---------

Non-interest income:
   Loan servicing and other fees                  723          652        2,589        1,325
   Retail office fees                           1,813        1,636        6,596        5,804
   Gain on sale of loans                        2,373          139        6,223          125
   Real estate operations, net                    (81)         (47)         (14)       2,013
   Other operating income                         257          169          842          499
                                            ---------    ---------    ---------    ---------
     Total non-interest income                  5,085        2,549       16,236        9,766
                                            ---------    ---------    ---------    ---------

Non-interest expense:
   Salaries and employee benefits              11,051       10,340       45,969       45,061
   Occupancy                                    2,863        2,471       10,687        9,726
   Advertising                                    285          342        1,248          754
   Amortization of core deposit
     intangible                                   500          499        1,995        1,995
   Federal deposit insurance                      580          132        1,393          504
   Legal                                          548          181        1,467        1,381
   Other expense                                3,946        4,191       14,689       14,060
                                            ---------    ---------    ---------    ---------
     Total non-interest expense                19,773       18,156       77,448       73,481
                                            ---------    ---------    ---------    ---------

Income before income taxes                     57,891       48,657      223,960      158,451
Income tax                                     24,516       20,494       94,870       66,753
                                            ---------    ---------    ---------    ---------
Net income                                $    33,375  $    28,163  $   129,090  $    91,698
                                            =========    =========    =========    =========

Net income                                $    33,375  $    28,163  $   129,090  $    91,698
Other comprehensive income
   (loss), net of taxes                        (1,787)         (21)      (2,278)        (453)
                                            ---------    ---------    ---------    ---------
Comprehensive income                      $    31,588  $    28,142  $   126,812  $    91,245
                                            =========    =========    =========    =========

Earnings per share:
   Basic                                  $      2.01  $      1.70  $      7.79  $      5.55
                                            =========    =========    =========    =========
   Diluted                                $      1.97  $      1.67  $      7.64  $      5.43
                                            =========    =========    =========    =========

Weighted average shares outstanding:
   Basic                                   16,589,220   16,541,512   16,571,488   16,518,300
                                           ==========   ==========   ==========   ==========
   Diluted                                 16,915,044   16,877,575   16,891,091   16,887,951
                                           ==========   ==========   ==========   ==========

                            FIRSTFED FINANCIAL CORP.
                                 AND SUBSIDIARY

                              KEY FINANCIAL RESULTS
                                   (Unaudited)

                                                          December 31,
                                                   ---------------------------
                                                      2006             2005
                                                   -----------      ----------
                                           (Dollars in thousands, except per share data)

End of period:
   Total assets                                  $   9,295,587    $ 10,455,661
   Cash and securities                           $     462,940    $    387,209
   Mortgage-backed securities                    $      57,197    $     74,254
   Loans                                         $   8,517,452    $  9,681,133
   Core deposit intangible asset                 $       1,343    $      3,338
   Deposits                                      $   5,889,881    $  4,371,657
   Borrowings                                    $   2,568,448    $  5,419,184
   Stockholders' equity                          $     704,715    $    573,386
   Book value per share                          $       42.33    $      34.61
   Tangible book value per share                 $       42.25    $      34.41
   Stock price (period-end)                      $       66.97    $      54.52
   Total loan servicing portfolio                $   8,785,022    $  9,884,314
   Loans serviced for others                     $     128,939    $     89,074
   % of adjustable mortgages                             97.11%          96.09%

Other data:

   Employees (full-time equivalent)                        603             629
   Branches                                                 32              30

Asset quality:
   Real estate owned (foreclosed)                $       1,094    $         --
   Non-accrual loans                             $      18,497    $      4,966
   Non-performing assets                         $      19,591    $      4,966
   Non-performing assets to total assets                  0.21%           0.05%
   General valuation allowance (GVA)             $     109,768    $     97,558
   Allowance for impaired loans                             --              --
                                                   -----------      ----------
   Allowance for loan losses                     $     109,768    $     97,558
   Allowances for loan losses as a
     percent of gross loans receivable                    1.28%           1.00%
   Loans sold with recourse                      $      53,245    $     59,856
   Modified loans (not impaired)                 $       1,821    $      1,985
   Impaired loans, net                           $       5,438    $      3,027

Capital ratios:
   Tangible capital ratio                                 8.49%           6.23%
   Core capital ratio                                     8.49            6.23
   Risk-based capital ratio                              17.53           13.10
   Net worth to assets ratio                              7.58            5.48



                            FIRSTFED FINANCIAL CORP.
                                 AND SUBSIDIARY

                        KEY FINANCIAL RESULTS (continued)
                                   (Unaudited)

                                             Three months ended         Twelve months ended
                                                 December 31,             December 31,
                                           ------------------------   -----------------------
                                              2006         2005          2006         2005
                                           ----------   -----------   ----------   ----------
                                                       (Dollars in thousands)

Selected ratios:
  Expense ratios:
    Efficiency ratio                            24.51%        25.64%       24.68%       29.20%
    Expense-to-average-assets ratio              0.82          0.72         0.76         0.81
  Return on average assets                       1.38          1.11         1.27         1.01
  Return on average equity                      19.45         20.25        20.28        17.62

Yields earned and rates paid:

  Average yield on loans (1)                     7.82%         6.20%        7.24%        5.54%
  Average yield on investment portfolio (2)      5.58          4.41         5.18         4.01
  Average yield on all interest-earning
    assets                                       7.69          6.10         7.12         5.46
  Average rate paid on deposits                  4.51          2.96         4.07         2.40
  Average rate paid on borrowings                5.37          3.99         4.87         3.40
  Average rate paid on all interest-bearing
    liabilities                                  4.79          3.51         4.41         2.92
  Interest rate spread                           2.90          2.59         2.71         2.54
  Effective net spread                           3.21          2.74         2.97         2.69

Average balances:

  Average loans (1)                       $ 8,901,934  $  9,453,455  $ 9,427,915  $ 8,509,250
  Average investments (2)                     516,160       512,014      576,878      483,565
                                           ----------   -----------   ----------   ----------
  Average interest-earning assets           9,418,094     9,965,469   10,004,793    8,992,815
                                           ----------   -----------   ----------   ----------

  Average deposits                          5,933,678     4,413,541    5,425,751    4,078,785
  Average borrowings                        2,812,863     5,057,275    3,988,806    4,452,325
                                           ----------   -----------   ----------   ----------
  Average interest-bearing liabilities      8,746,541     9,470,816    9,414,557    8,531,110
                                           ----------   -----------   ----------   ----------

  Excess of interest-earning assets over
    interest-bearing liabilities          $   671,553  $    494,653  $   590,236  $   461,705
                                           ==========   ===========   ==========   ==========

Loan originations and purchases           $   365,054  $  1,084,524  $ 2,205,270  $ 4,832,038



(1) The loan yield includes the reclassification of prepayment fees and late payment charges to interest income from non-interest income.
(2) The investment yield includes FHLB stock and dividends thereon.